LITHIUM EXPLORATION GROUP, INC.

To:	Alexander Walsh
320 E. Fairmont Drive
Tempe, AZ, 85285

Re:	Employment Agreement

This Agreement contains the terms and conditions of your employment with Lithium Exploration Group, Inc. You will be employed for a term (the “Term”) of 24 months commencing on January 12, 2012 (the “Commencement Date”) and ending on January 12, 2014, unless your employment is terminated or the Term of this Agreement is extended in accordance with the provisions of this Agreement.

1.        Definitions

In this Agreement:

(a)

“Affiliate” means a company that is affiliated with the Company, and for the purposes of this Agreement, one company is affiliated with another company if one of them is a subsidiary of the other, or both are subsidiaries of the same company, or each of them is controlled by the same Person.

(b)	“Agreement” means this agreement and schedules attached to this agreement, as amended or supplemented from time to time.

(c)	“approved by the Company” or words of similar import means approved by an authorized representative of the Company other than you.

(d)	“Board” means the board of directors of the Company

(e)

“Business of the Company” means (i) the business of Lithium Exploration Group, Inc.; (ii) the provision of related consulting services; and (iii) any other material business carried on from time to time by the Company.

(f)	“Cause” means:

(i)	any willful failure by you in the performance of any of your duties under this Agreement;

(ii)

your conviction of a crime (indictable level or penalized by incarceration or a lesser crime involving moral turpitude), or any act involving money or other property involving the Company that would constitute a crime in the jurisdiction involved;

(iii)	any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or customer of the Company;

(iv)	the use of illegal drugs or the habitual and disabling use of alcohol or drugs;

(v)	any material breach of any of the terms of this Agreement which remains uncured after the expiration of one month following the delivery of written notice of such breach to you by the Company;

(vi)	any act which is materially injurious to the Business of the Company; and

(vii)

your failure to devote adequate time to the Business of the Company, or conduct by you amounting to insubordination or inattention to, or substandard performance of your duties and responsibilities under this Agreement, which remains uncured after the expiration of one month following the delivery of written notice of such failure or conduct to you by the Company.

(g)	“Company” means Lithium Exploration Group, Inc., a corporation incorporated under Chapter 27 of the Nevada Revised Statutes.

(h)

“Confidential Information” means all confidential or proprietary facts, data, techniques, material and other information relating to the Business of the Company or the Company’s scientific interests which may before or after the Commencement Date be disclosed to you by the Company or which may otherwise come within your knowledge or which may be developed by you in the course of your employment with the Company or from any other Confidential Information. Confidential Information includes, without limiting the generality of the foregoing, trade secrets, know-how, concepts, techniques, processes, designs, cost data, software programs, formulas, developmental or experimental work, work in progress, information concerning business opportunities, including all ventures considered by the Company whether or not pursued, customer information, including customer names, addresses, markets and knowledge of the Company’s contracts with its customers and financial information, including costs, sales, income, profits, salaries and wages.

(i)

“Intellectual Property Rights” means all rights in respect of intellectual property including without limitation, all patent, industrial design, integrated circuit topography, know-how, trade secret, privacy and trade-mark rights and copyright, to the extent those rights may subsist anywhere in the universe.

(j)

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency or entity however designated or constituted.

(k)	“Termination Date” means and will be deemed to have occurred:

(i)	in the case of your resignation under subsection 5(a) hereof, on the date that you provide written notice of your intention to the Company; and

(ii)	in the case of your termination under subsections 5(b) or 5(c) hereof, on the date that the Company delivers notice of termination of your employment to you.

(l)	“Works” means copyrightable works of authorship including, without limitation, any technical descriptions for products, user guides, illustrations, advertising materials,

computer programs (including the contents of read only memories) and any contribution to such materials.

2.        Employment

The terms of your employment will be as follows:

(a)

Position and Responsibilities: You will be employed with the Company in the position of President and CEO. You will perform or fulfill the duties and responsibilities customary to a President and CEO of a publicly traded lithium exploration company. You will also perform or fulfill the duties and responsibilities that the Board may prescribe from time to time or that are incidental to the position, subject to the constating documents of the Company and the Nevada Revised Statutes. You will provide the Board with such information regarding the affairs of the Company as it may require, and at all times you will conform to the reasonable instructions and directions of the Board.

(b)

Scope of Duties: During your employment, you will devote the whole of your time, attention and abilities during normal business hours to the duties hereby granted and accepted and you will give the Company the full benefit of your knowledge, expertise, technical skill and ingenuity.

(c)

Salary: You will receive an annual salary (the “Salary”) in the amount of US$120,000 payable monthly in cash, or if the Company does not have available cash, in shares of the Company’s common stock. Your Salary will be reviewed annually, and may be adjusted by the Company to reflect general economic conditions, changes to your duties and performance. Payment of your Salary will be subject to source deductions and other deductions required to be deducted and remitted under applicable state or federal laws or Company policy.

(d)

Director: During the Term of this Agreement or any extension thereof, you will act as a director of the Company if so elected or appointed and subject to the constating documents of the Company and the Nevada Revised Statutes. Notwithstanding the foregoing, nothing in this Agreement binds you to act as a director of the Company. You may resign as a director of the Company, at your sole discretion, at any time and your duties and responsibilities under this Agreement will continue notwithstanding such resignation.

(e)

Liability Insurance: The Company will purchase and maintain a policy of insurance for your benefit and for the benefit of your heirs and personal representatives against any liability incurred by you by reason of being or having been a director or officer of the Company, except where the liability relates to your failure to act honestly and in good faith with a view to the best interests of the Company.

(f)

Travel Expenses: The Company will reimburse you for all reasonable traveling and other out-of-pocket expenses actually and properly incurred by you and approved by the Company in connection with your duties under this Agreement provide that you first furnish statements and vouchers for all such expenses to the Company.

(g)	Location: You will work on site at the Company’s offices, or at such other places as the Company may from time to time reasonably direct.

(h)

Extension of Term: If the Company does not, on or before the date that is six months prior to the end of the Term of this Agreement or any extension thereof, provide you with written notice that the Company does not wish to extend the Term of this Agreement for an additional one year period, the Term of this Agreement will subject to your consent, be deemed to be extended for an additional one year period on the same terms and conditions as provided for under this Agreement.

3.        Assignment of Interest in Inventions

As consideration for your employment with the Company, you covenant and agree as follows:

(a)

Disclosure: You will make prompt and full disclosure to the Company of any work, know-how, biological material, research, discovery, invention, development, production, process or improvement relating to the Business of the Company produced, created, conceived, made, improved upon or participated in by you, solely or jointly, in the course of or relating to your employment with the Company (the “Inventions”). You will keep and maintain adequate and current written records of all Inventions and make such records available to the Company at all times. All records are and will remain the sole property of the Company.

(b)

Assignment: The Company will hold all Intellectual Property Rights in respect of the Inventions for the exclusive benefit of the Company and you will not claim or apply for registration or challenge the Company’s registration of, any such Intellectual Property Rights. Your acceptance of the terms of this Agreement constitutes your absolute, unconditional and irrevocable assignment, transfer and conveyance of all past, present and future right, title, benefit and interest in and to all Intellectual Property Rights in respect of the Inventions. You hereby waive in favour of the Company all claims of any nature whatsoever that you now have or hereafter may have for infringement of any Intellectual Property Rights for the Inventions so assigned to the Company. To the extent that copyright may subsist in the Inventions, you hereby waive all past, present and future moral rights you may have.

(c)

Intellectual Property Protection: The Inventions and all related Intellectual Property Rights will be the absolute and exclusive property of the Company. The Company may apply for patent, copyright or other intellectual property protection in the Company’s name or, where such procedure is proper, in your name, anywhere in the world. You will, at the Company’s request, execute all documents and do all such acts and things considered necessary by the Company to obtain, confirm or enforce any Intellectual Property Rights in respect of the Inventions. If the Company requires but is unable to secure your signature for any such purpose in a timely manner, you hereby appoint any duly authorized officer or agent of the Company (the “Attorney”) to be your attorney, to act for you and in your behalf and stead to execute and deliver any such documents and instruments and to do all other lawfully permitted acts, matters and things to carry out the intent of this provision, with the same legal force and effect as if executed or done by you.

(d)

Copyrights in Works: Any works created by you in the course of your duties as an employee with the Company are subject to Section 13(3) of the Copyright Act (Canada) and to the “work for hire” provisions of sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code. All right, title and interest to copyrights in all Works that have been or will be prepared by you within the scope of your employment with the Company will be the property of the Company. You acknowledge and agree that, to the extent the provisions of the Copyright Act (Canada) or the copyright laws of the United Stated\s do not vest in the Company the copyrights to any Works, you hereby irrevocably assign to the Company all right, title and interest to copyrights which you may have in any Works. You will disclose to the Company all Works, will execute and deliver all applications, registrations and documents relating to the copyrights in the Works and will provide assistance to secure the Company’s title to the copyrights in the Works. The company will be responsible for all expenses incurred in connection with the registration of all copyrights. You hereby waive any moral rights which you may have under the Copyright Act (Canada) or similar legislation anywhere in the world or otherwise with respect to the Works.

4.        Obligations of Employment

You further covenant and agree as follows:

(a)

Performance and Duty to the Company: Throughout your employment you will well and faithfully serve the Company and use all reasonable endeavours to promote the interests of the Company. You will act honestly, in good faith and in the best interests of the Company. You will adhere to all applicable policies of the Company.

(b)

Business of the Company: You will not, during your employment with the Company, engage in any business, enterprise or activity that is contrary to or detracts from the due performance of the Business of the Company.

(c)

Confidentiality: You will retain all Confidential Information developed, utilized or received by the Company in the strictest confidence and will not disclose or permit the disclosure of Confidential Information in any manner other than in the course of your employment with and for the benefit of the Company or as required by law or a regulatory authority having jurisdiction. You will not use Confidential Information for your own personal benefit or permit it to be used for the benefit of any Person other than the Company, either during your employment with the Company or thereafter. You will take all reasonable precautions to prevent any Person from having unauthorized access to Confidential Information or use of it. In particular, you will not copy, modify or part with any Confidential Information, in whole or in part, except with the written approval of the Company or as may be required to carry out your duties under this Agreement. All copies of Confidential Information, and all documents and electronic or other records which now or hereafter may contain Confidential Information, are and will remain the exclusive and absolute property of the Company. You agree that you will hold all confidential or proprietary information received by the Company from a third party to which the Company owes an obligation of Confidentiality in the strictest confidence and you will not use such information for the benefit of anyone other than the Company or the third party without the prior written consent of the Company.

(d)	Exceptions: Any obligations specified in subsection 4(c) will not apply to the following:

(i)	any information that is presently in the public domain;

(ii)	any information that subsequently becomes part of the public domain through no fault of yours;

(iii)

any information obtained by you from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation to the Company and the Company is not under a confidentiality obligation to said third party; or

(iv)

any information that was independently developed by you or was otherwise in your lawful possession prior to receipt from the Company, other than through prior disclosure by the Company, as evidenced by your business records.

(e)	Restrictions: You agree to comply with all of the restrictions set forth below at all times during your employment and for a period of one year after the Termination Date:

(i)

you will not, either directly or indirectly, on your own behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, any independent contractor of or any person employed by the Company or persuade or attempt to persuade any such individual to terminate his or her contract or employment with the Company; and

(ii)

you will not directly or indirectly impair or seek to impair any relationship that the Company has with its employees, customers, suppliers, agents or other parties with which the Company does business or has contractual relations.

(f)

No Person Benefit: You will not receive or accept for your own benefits, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any Person having or proposing to have one or more business transactions with the Company, without the prior approval of the Board.

(g)

Customer Contacts: During your employment you will communicate and channel to the Company all knowledge, business and customer contacts and any other information that could concern or be in any way beneficial to the Business of the Company. Any such information communicated to the Company as aforesaid will be and remain the property pf the Company notwithstanding the subsequent termination of your employment.

(h)

Return of Company Property: Upon termination of your employment, you will promptly return to the Company all Company property including all written information, tapes, discs or memory devices and copies thereof, and any other material on any medium in your possession or control pertaining to the Business of the Company, without retaining any copies or records of any Confidential Information whatsoever. You will also return any keys, pass cards, identification cards or other property belonging to the Company.

(i)	Reputation: At all times during your employment and thereafter, you will not directly or indirectly impair or seek to impair the reputation of the Company.

(j)

Prior Employers: The Company is not employing you to obtain the confidential information or business opportunities of any prior employer and you are hereby requested and directed by the Company to comply with any obligations to any prior employer.

5.        Termination

(a)

Resignation: If for any reason you should wish to leave the Company prior to the expiry of the Term or any extension thereof, you will provide the Company with 30 days’ prior written notice of your intention.

(b)

With Cause: The Company may terminate your employment at any time prior to the expiry of the Term or any extension thereof for Cause, immediately after delivery by the Company to you of a notice of termination of your employment for Cause, in which case you will not be entitled to receive any further amounts (except for amounts, if any, accrued under this Agreement up to the Termination Date and unpaid at the Termination Date), severance pay, notice, payment in lieu of notice or damages of any kind and you will have thereupon released all claims and entitlements thereto, without limitation.

(c)

Without Cause: The Company may terminate your employment at any time prior to the expiry of the Term or any extension thereof without Cause immediately after delivery by the Company to you of a notice of termination of your employment without Cause. In the event your employment is terminated pursuant to this subsection (c), the Company will pay to you, on or before the 30th day following the Termination Date, 3 months’ Salary in lieu of notice of termination of employment (the “Severance Amount”).

You understand that you will be limited to the aforesaid Severance Amount and that upon providing you with such Severance Amount the Company will have satisfied all of its contractual and statutory obligations regarding notice of termination of employment. You will not be entitled to receive any further severance pay, notice, payment in lieu of notice or damages of any kind and you will not be entitled to receive any further amounts (except for amount, if any, accrued under this Agreement up to the Termination Date and unpaid at the Termination Date) and you will have thereupon released all claims and entitlements thereto. Payment of the Severance Amount will be subject to all source deductions and other deductions required to be deducted and remitted under applicable provincial, state or federal laws or Company policy.

6.        Agreement Voluntary and Equitable

The parties agree that they each have carefully considered and understand the terms of employment contained in this Agreement, that the terms are mutually fair and equitable, and that they each have executed this Agreement voluntarily and of their own free will.

7.        Irreparable Harm

You acknowledge and agree that any breach of section 3, subsection 4(c), subsection 4(e), subsection 4(h) or subsection 4(i) of this Agreement by you will cause irreparable harm to the Company and in addition to all of the remedies available to the Company by law, the Company will be entitled to equitable relief including without limitation, injunctive relief to ensure your compliance with section 3 and subsections 4(c), 4(e), 4(h), and 4(i) of this Agreement.

8.        Assignment and Enurement

You may not assign this Agreement, any part of this Agreement or any of your rights under this Agreement without the prior written consent of the Company. This Agreement enures to the benefit of and is binding upon you and the Company and your respective heirs, executors, administrators, successors and permitted assigns.

9.        Severability

If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, then that provision or portion will be severed from this Agreement. The rest of this Agreement will remain in full force and effect.

10.      Entire Agreement

This Agreement contains the whole agreement between you and the Company with respect to your employment with the Company, and there are no representations, warranties, collateral terms or conditions, express or implied, other than as set forth in this Agreement. This Agreement supersedes any written or oral agreement or understanding between you and the Company. No change or modification of this Agreement will be valid unless it is in written and initialed by all parties.

11.      Notice

Any notice required or permitted to be given hereunder must be in written and will be sufficiently given or made if delivered or sent by registered mail to the address of the parties set out on page 1 hereof. Any notice so given will be deemed to have been given and to have been received on the day of delivery if it is a business day and otherwise on the next succeeding business day or, if mailed, on the third business day following the mailing thereof (excluding each day during which there exists any interruption of postal services due to strike, lockout or other cause). Addresses for notice may be changed by given notice in accordance with this section.

12.      Non-waiver

No failure or delay by you or the Company in exercising any power or right under this Agreement will operate as a waiver of such power or right. Any consent or waiver by you or by the Company to any breach or default under this Agreement will be effective only in the specific instance and for the specific purpose for which it was given.

13.      Survival of Terms

The Provisions of sections 1, 3, 5 and 7 and of subsections 4(c), 4(e), 4(g), 4(h) and 4(i) of this Agreement will survive the termination of your employment and this Agreement.

14.      Further Assistance

The parties will execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

15.      Time

Time is of the essence of this Agreement.

16.      Governing Laws

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada. Each party attorns to the exclusive jurisdiction of courts of competent jurisdiction in the State of Nevada.

17.      Independent Legal Advice

You acknowledge that you have been given an opportunity to seek independent legal advice with respect to the terms of this Agreement prior to its execution and have been advised to do so by the Company and that you understand the terms and rights and obligations under this Agreement.

18.      Counterparts

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one Agreement.

LITHIUM EXPLORATION GROUP, INC.

By:	/s/ Alexander Walsh
Name:	Alexander Walsh
Title:	President

I acknowledge and accept the terms and conditions of my employment with the Company as set out above.

Dated this 12th day of January, 2012.

/s/ Alexander Walsh
Alexander Walsh